UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 31, 2018

LIBERTY TAX, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35588	27-3561876
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454
(Address of Principal Executive Offices) (Zip Code)

(757) 493-8855
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 31, 2018, Liberty Tax, Inc. (the “Company”) received formal notice from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s securities from Nasdaq based upon the Company’s non-compliance with the filing requirements set forth in Nasdaq Listing Rule 5250(c)(1). As a result of the Panel’s decision, Nasdaq will suspend trading in the Company’s securities effective at the open of business on Thursday, August 2, 2018, and indicated that it intends to file a Form 25 NSE Notification of Delisting with the Securities and Exchange Commission (the “SEC”) once all applicable appeal and review periods have expired in order to effect the formal delisting of the Company’s securities from Nasdaq.

The Company intends to appeal the Panel’s decision and request that the Nasdaq Listing and Hearing Review Council (the “Council”) review the Panel’s delisting determination. Such a request must be received within 15 days from the date of the Panel’s decision or August 15, 2018. The Company also plans to complete the audit process and to evidence compliance with its SEC reporting obligations as soon as practicable.

An appeal to the Council will not stay the delisting of the Company’s securities. Once the Company’s securities are delisted, there may be a very limited market in which the Company’s shares are traded, the Company’s stockholders may find it difficult to sell their shares of the Company and the trading price of the Company’s securities, if any, may be adversely affected. The Company anticipates that, concurrent with the suspension of trading of its common stock on Nasdaq, the Company’s shares will begin trading on the OTC Markets’ “OTC Pink Market” tier under the symbol “TAX.”

The Company issued a press release on August 1, 2018 disclosing receipt of the letter, a copy of which is attached hereto as Exhibit 99.1.

Forward Looking Statements

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the Company’s intent to appeal the Panel’s decision, the continued listing of its securities on Nasdaq, anticipated trading on the OTC Market, the Company’s plans to file its delayed filings and related matters.  These statements are based upon current expectations, beliefs and assumptions of Company management, and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, actual events could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the loss of key personnel or inability to engage accounting personnel as needed; the failure to engage an independent public accounting firm to complete the review of the Company’s financial statements and periodic reports; uncertainties relating to the ability of the Company to be successful in an appeal of the delisting determination or its ability to cure any delinquencies in compliance with Nasdaq Listing Rule; and risks relating to the substantial costs and diversion of personnel's attention and resources due to these matters and related litigation and other factors discussed in greater detail in the Company’s filings with the SEC. You are cautioned not to place undue reliance on such statements and to consult the Company’s most recent Annual Report on Form 10-K and other SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of the Company’s securities. The Company’s forward-looking statements are presented as of the date made, and the Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated August 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY TAX, INC.

Date: August 1, 2018	By:	/s/ Nicole Ossenfort
Nicole Ossenfort
President and Chief Executive Officer